UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2021

EASTERN BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-39610	84-4199750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

265 Franklin Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 327-8376

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EBC	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On April 7, 2021, Eastern Bankshares, Inc. (the “Company”) entered into a definitive merger agreement with Century Bancorp, Inc. (“Century”) under which the Company will acquire Century for $641.9 million in cash (the “Merger Agreement”). Century is the stock holding company of Century Bank and Trust Company, a Massachusetts-chartered stock bank headquartered in Medford, Massachusetts with $6.4 billion in assets, $5.4 billion in deposits and 27 full-service branches in Massachusetts as of December 31, 2020. Pursuant to the terms of the Merger Agreement, Century Bank and Trust Company will merge with and into Eastern Bank, the wholly-owned subsidiary of the Company, upon completion of the transaction. The transaction is subject to customary closing conditions, including the receipt of regulatory approval and Century shareholder approval. The Company currently expects the merger to be completed during the fourth quarter of 2021. The Merger Agreement has been unanimously approved by the Boards of Directors of each of the Company and Century.

Under the terms of the Merger Agreement, at the effective time of the merger, (i) each holder of Century Class A common stock will receive a cash payment of $115.28 per share of Century Class A common stock and (ii) each holder of Century Class B common stock will receive a cash payment of $115.28 per share of Century Class B common stock.

The affirmative vote of the holders of a majority of Century Class A common stock and Century Class B common stock, voting separately by class, is required to approve the Merger Agreement. The approval of the Company’s shareholders is not required.

The Merger Agreement contains various representations, warranties and covenants that the Company and Century made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the contract between the Company and Century, are solely for the benefit of the parties to the Merger Agreement, are not intended as statements of fact to be relied upon by shareholders or other security holders of the Company, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between the Company and Century rather than establishing matters as facts. The Company may waive one or more covenants in whole or in part without notice to shareholders of the Company.

The Merger Agreement provides each of the Company and Century with certain termination rights. If the merger is not consummated under specified circumstances, including if the Company or Century terminates the Merger Agreement under certain circumstances and Century enters into an alternative merger transaction within 12 months of the termination, Century has agreed to pay the Company a termination fee in the amount of approximately $25.7 million.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated by reference in its entirety.

Voting Agreement

Simultaneously with the execution of the Merger Agreement, Century’s directors and executive officers and certain of their affiliates have entered into voting agreements with the Company to vote in favor of the Merger Agreement (collectively, the “Voting Agreements”) at special meeting of Century shareholders to be held for such purpose. In the aggregate, the Century shareholders who have entered into the Voting Agreements control the right to vote 2.5% of the Class A common stock and 93.2% of the Class B common stock. The Voting Agreements terminate upon the termination of the Merger Agreement in accordance with their respective terms.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties, including the approvals and probable timing of the completion of the proposed merger transaction contemplated in this report (“Transaction”). These forward-looking statements represent the Company’s expectations as of the date of this report. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent filings with the Securities and Exchange Commission (the “SEC”). Factors relating to the proposed Transaction that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the possibility that revenue or expense synergies or the other expected benefits of the Transaction may not materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; that the Transaction may not be timely completed, if at all; that prior to the completion of the Transaction or thereafter, the Company or Century businesses may not perform as expected due to Transaction-related uncertainty or other factors; that the Company is unable to successfully implement integration strategies; that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that the timing of completion of the proposed Transaction is dependent on various factors that cannot be predicted with precision as of the date of this Report; reputational risks and the reaction of the companies’ customers to the transaction; the inability to implement onboarding plans and other consequences associated with mergers; and diversion of management time on merger-related issues.

Certain Information Regarding Participants

The Company and Century and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies of Century shareholders in connection with the proposed transaction. You can find information about the Company’s and Century’s respective executive officers and directors in the materials filed by the Company and Century, respectively, with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained, with respect to the Company, by reading the Company’s April 1, 2021 proxy statement for its 2021 annual meeting of shareholders filed by the Company with the SEC on April 1, 2021 and other relevant documents regarding the proposed merger to be filed with the SEC, and, with respect to Century, by reading the Annual Report on Form 10-K filed by Century with the SEC on March 10, 2021 and other relevant documents regarding the proposed merger to be filed with the SEC.

Item 7.01	Regulation FD Disclosure.

On April 7, 2021, the Company and Century issued a press release announcing entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

On April 8, 2021, the Company will hold a conference call to discuss its proposed acquisition of Century. A copy of the Company’s presentation to be discussed on the conference call was posted in the “Events & Presentations” section of the Company’s website at investor.easternbank.com on April 7, 2021 and is furnished as Exhibit 99.3 to this Current Report on Form 8-K. A webcast of the conference call will be archived on the Company’s website at investor.easternbank.com on demand. The information furnished in this Item 7.01, including Exhibits 99.2 and 99.3, is being furnished and not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”), and shall not be subject to the liabilities under that Section nor be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger by and among Eastern Bankshares, Inc., Clarion Acquisition Corp., Century Bancorp, Inc. and Century Bank and Trust Company, dated as of April 7, 2021

99.1	Form of Voting Agreement

99.2	Press Release dated April 7, 2021

99.3	Presentation dated April 7, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTERN BANKSHARES, INC.

	By:	/s/ James B. Fitzgerald
DATE: April 8, 2021		James B. Fitzgerald
Chief Financial Officer